EXHIBIT 23

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Household International Netherlands B.V.:

As independent public accountants, we hereby consent to the incorporation of our report dated February 25, 1994, included in this annual report on Form 10-K of Household International Netherlands B.V. for the year ended December 31, 1993, into the Company's previously filed Registration Statement No. 33-50351 on Form S-3.



                                        ARTHUR ANDERSEN & CO.

Chicago, Illinois,
March 31, 1994